UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 17, 2008
Famous Dave’s of America, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-21625	41-1782300
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

12701 Whitewater Drive, Suite 200, Minnetonka, MN	55343
(Address of principal executive offices)	(Zip Code)
(952) 294-1300
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
          On April 17, 2008, Famous Dave’s of America, Inc. (the “Company”) and its subsidiaries (collectively with the Company as the “Borrower”) entered into an amendment of an existing Credit Agreement with Wells Fargo Bank, National Association, as administrative agent and lender (the “Lender”). The Credit Agreement, which amended an agreement previously entered into by the Company on July 31, 2006, increases the Company’s existing revolving credit facility from $20.0 million to $30.0 million, with a Company option, subject to the Company meeting identified covenants and elections to participate by the Lender, to increase the amount to $50.0 million (the “Facility”). Principal amounts outstanding under the Facility will bear interest either at an adjusted Eurodollar rate plus an applicable margin or at a Base Rate plus an applicable margin. The Base Rate is defined in the agreement as either the Federal Funds Rate plus 0.5% or Wells Fargo’s prime rate. The applicable margin will depend on the Company’s Adjusted Leverage Ratio, as defined, at the time of the interest calculation and will range from 1.00% to 2.00% for Euro Dollar Rate Loans and from -0.50% to +0.50% for Base Rate loans. Unused portions of the Facility will be subject to an unused Facility fee equal to either 0.375% or 0.25% of the unused portion, depending on the Company’s Adjusted Leverage Ratio.
          The Company expects to use any borrowings under the Credit Agreement for general working capital purposes, as well as the repurchase of shares under the Company’s share repurchase authorization. Under the Facility, the Borrower has granted the Lender a security interest in all current and future personal property of the Borrower.
          The Credit Agreement contains customary affirmative and negative covenants for credit facilities of this type, including limitations on the Borrowers with respect to indebtedness, liens, investments, distributions, mergers and acquisitions, dispositions of assets and transactions with affiliates of the Borrowers, among others. The Credit Agreement also includes financial covenants.
Item 2.02 Results of Operations and Financial Condition.
          The information in this Item is furnished to, but not filed with, the Securities and Exchange Commission (the “Commission”) solely under Item 2.02 of Form 8-K, “Results of Operations and Financial Condition.”
          On April 23, 2008, we issued a press release reporting the financial results for our first quarter ended March 30, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(c)	Exhibits
10.1	First Amendment to Amended and Restated Credit Agreement dated April 17, 2008.

99.1	Famous Dave’s of America, Inc. Press Release dated April 23, 2008.
SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Famous Dave’s of America, Inc.
Date: April 23, 2008	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Chief Financial Officer and Secretary